Exhibit 10.24.7

TIAA BANK

100 Summer Street, Suite 3232

Boston, MA 02110

loanDepot.com, LLC

26642 Towne Center Drive

Foothill Ranch, California 92610

Attention:

Re: Seventh Amendment to the Sixth Amended and Restated Loan and Security Agreement (the “Seventh Amendment”).

This Seventh Amendment is made as of the 10th day of July, 2020 (the “Amendment Effective Date”), to that certain Sixth Amended and Restated Loan and Security Agreement, dated November 28, 2018, as amended (the “Agreement”), by and between loanDepot.com, LLC (“Borrower”) and TIAA, FSB, formerly known as EverBank (“Bank”).

WHEREAS, Borrower requested that Bank amend the Agreement as provided herein; and

WHEREAS, Borrower and Bank have agreed to so amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a)	Section 1(aa) of the Agreement is amended and restated in its entirety as follows:

“(aa) “Combined Facility Amount” shall mean $400,000,000.”

(b)	Section 1(sss) of the Agreement is amended and restated in its entirety as follows:

“(sss) “Margin” shall mean [***] during the Revolving Loan Period and [***] during the Term Loan Period.

(c)	Section 1(vvv) of the Agreement is amended and restated in its entirety as follows:

“(vvv) “Maximum Loan Amount” means One Hundred Million and 00/100 Dollars ($100,000,000) minus the amount by which the outstanding Purchase Price under the Mortgage Warehouse Agreement exceeds Three Hundred Million Dollars ($300,000,000). In no event shall the combined total of the Loan and the outstanding Purchase Price under the Mortgage Warehouse Agreement exceed the Combined Facility Amount.”

(d)

Section 1(ccc) of the Agreement is amended and restated in its entirety as follows:“(cccc) “Revolving Loan Period” means the period beginning on the Effective Date and ending on the earlier of (i) July 9, 2021, or (ii) the Termination Date.”

(e)	The first sentence of Section 3(a) of the Agreement is amended and restated as follows:

“Subject to and upon the terms and conditions of this Agreement, during the Revolving Loan Period, Bank may, in its sole discretion, make one or more Loan Advances to Borrower for Approved Purposes in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Loan Amount.”

(f) Section 6(o) of the Agreement is amended and restated in its entirety as follows:

“(o) Maintenance of Liquidity. Borrower shall ensure that it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Bank), in an amount not less than Forty Million Dollars ($40,000,000).”

SECTION 2. Fees. There are no other fees payable in connection with this Seventh Amendment.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Seventh Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Bank to execute and deliver this Seventh Amendment, Borrower hereby represents and warranties to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Seventh Amendment and any claim, controversy or dispute arising under or related to or in connection with this Seventh Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7. Counterparts. This Pricing Letter may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Borrower and Bank have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

TIAA, FSB, formerly known as EVERBANK, as Buyer and Bank

By:

Name	: Kate Walton
Title:	Vice President

LOANDEPOT.COM, LLC, as Seller and Borrower

By:

Name:
Title:

Signature Page to the Seventh Amendment – loanDepot.com, LLC